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                               EXHIBIT 10.6

                   AMENDED AND RESTATED PROMISSORY NOTE
                           (Tranche A Term Note)

$9,500,000                                               New York, New York
                                                          November 17, 1994

     FAMILY BOOKSTORES COMPANY, INC., a Michigan corporation (the "BORROWER"), FOR VALUE RECEIVED, hereby promises to pay to the order of BANK OF SCOTLAND (the "BANK"), at the office of BANK OF SCOTLAND (in such capacity, the "AGENT") located at 565 Fifth Avenue, New York, New York 10017 (or at such other location as the Agent notifies the Borrower of in writing), on May 31, 2004, the principal sum of $9,500,000, or, if less, the unpaid principal amount of Tranche A Term Loans made to the Borrower by the Bank under the Agreement, in lawful money of the United States of America and in same day funds.

     The Borrower promises also to pay interest on the unpaid principal amount hereof outstanding from time to time in like money and like funds at said office at a rate per annum equal to (subject to the provisions of the next paragraph) 1% per annum in excess of the Base Rate, such rate per annum to change on the effective date of each change in the Base Rate.
Such interest shall be payable on each Quarterly Payment Date, commencing with the first such date to occur in calendar year 1995, upon any prepayment in full hereof, upon maturity (by acceleration or otherwise) and, after maturity, on demand. Interest shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     The unpaid principal amount hereof outstanding from time to time (and any overdue interest in respect thereof) shall bear interest for each day on which an Event of Default exists at a rate per annum (after as well as before judgment) equal to 2% in excess of the interest rate otherwise applicable to such amount on such day.

     This Note is one of the Tranche A Term Notes described in, and has been issued pursuant to, an Amended and Restated Loan Agreement dated as of October 31, 1994 among the Borrower, the Bank and the other financial institutions from time to time party thereto, and the Agent (said agreement, as amended, extended, supplemented, renewed, restated or otherwise modified from time to time, the "AGREEMENT") and is entitled to the benefits thereof and of the Security Documents. Upon the occurrence of an Event of Default, the principal of, and accrued interest on, this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     This Note is subject to mandatory repayment and prepayment on the dates and in the amounts provided for in Section 2.4 of the Agreement and is subject to voluntary prepayment only in accordance with the terms set forth in Sections 2.6 and 5.2(a) of the Agreement.

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     The outstanding principal balance and accrued interest under this Note at any time shall be determined as shown in records made in accordance with manual, computerized, electronic or other record-keeping systems used from time to time by the Bank or other holder of this Note (provided that such systems accurately reflect the principal and interest of this Note and the payments made hereunder).

     Except to the extent required by law which cannot be waived, the Borrower waives presentment, demand, protest or notice of any kind in connection with this Note.

     The Borrower agrees to pay to the holder hereof, on demand, all costs and expenses (including legal fees) incurred in connection with the enforcement and collection of this Note, including legal fees in bankruptcy and judicial and non-judicial foreclosure proceedings.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED WHOLLY WITHIN THE STATE OF NEW YORK (REGARDLESS OF THE PLACE WHERE THIS NOTE IS EXECUTED).

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER, ANY OTHER CREDIT PARTY, THE AGENT, THE BANK, ANY OTHER BANK OR ANY OTHER HOLDER OF THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK MAKING THE LOANS TO THE BORROWER EVIDENCED BY THIS NOTE.

     Terms used herein and not otherwise defined herein shall have the meanings provided for such terms in the Agreement.

     This Note amends and, as so amended, restates in its entirety the Amended and Restated Promissory Note (Term Note) of even date herewith, in the original principal amount of $12,000,000, executed by the Borrower in favor of the Bank.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

                                   FAMILY BOOKSTORES COMPANY, INC.

5300 Patterson, S.E.
Grand Rapids, Mich. 49530          By /S/ CRAIG G. WASSENAAR
                                   Title: Senior Vice President and Chief
                                             Financial Officer



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